CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 2-86405) pertaining to the 1983 Key Employees' Stock Option Plan and 1972 Key Employees' Stock Option Plan and (ii) the Registration Statement (Form S-8 No. 2-9601 pertaining to the Employee Stock Purchase Plan previously filed by Merrimac Industries Inc. of our report, dated February 17, 1995, appearing in this Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 (the "Form 10-KSB"), with respect to the consolidated financial statements and financial statement schedule of Merrimac Industries Inc. and Subsidiaries as of December 31, 1994 and for the year then ended, incorporated by reference and included in this Annual Report on Form 10-KSB.



                                                         /s/ J.H. COHN & COMPANY
                                                         -----------------------
                                                             J.H. Cohn & Company



Roseland, New Jersey
March 22, 1995



Exhibit 23(A)